                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ----------------------

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant / /

Filed by a Party other than the Registrant /X/

Check the appropriate box:

/X/  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           ALATENN RESOURCES, INC.
- - --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                     BERKOWITZ, LEFKOVITS, ISOM & KUSHNER
                          A Professional Corporation
- - --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

             [To Be Printed on AlaTenn Resources, Inc. Letterhead]





                               March [   ], 1995





Dear Shareholder:

         You are cordially invited to attend the 1995 annual meeting of shareholders of AlaTenn Resources, Inc., which will be held at the offices of the Company, 100 East Second Street, Sheffield, Alabama on Monday, May 1, 1995 at 10:00 a.m., Central Time. A notice of the annual meeting and the Company's proxy statement, together with a proxy card, accompany this letter.

         At the annual meeting, shareholders will be asked to elect three directors, each to serve for a term of three years, to consider and vote upon a proposal to amend the Company's Articles of Incorporation to eliminate certain director liability to the extent permitted by Alabama law, and to ratify the Board of Directors' appointment of Arthur Andersen LLP as independent accountants. These matters are described in detail in the accompanying material.

         We hope that you will attend the meeting in person. However, whether or not you plan to be personally present, we urge you to read the accompanying proxy statement carefully and then complete, date and sign the enclosed proxy card and return it promptly in the envelope provided herewith. This will ensure representation of your shares if you are unable to attend the meeting.

                                                   Sincerely,



                                                   Jerry A. Howard





                                PRELIMINARY COPY

                            ALATENN RESOURCES, INC.
                              POST OFFICE BOX 918
                            FLORENCE, ALABAMA 35631


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



To the Shareholders of AlaTenn Resources, Inc.:

         Notice is hereby given that the annual meeting of shareholders of AlaTenn Resources, Inc. (the "Company") will be held at the offices of the Company, 100 East Second Street, Sheffield, Alabama on Monday, May 1, 1995 at 10:00 a.m., Central Time, for the following purposes:

         1.      To elect three directors.

         2. To consider and vote upon a proposal to amend the Company's Articles of Incorporation to eliminate certain director liability to the extent permitted by Alabama law.

         3. To ratify the Board of Directors' appointment of Arthur Andersen LLP as independent accountants to audit the Company's financial statements for the year 1995.

         4. To transact such other business as may properly come before the meeting.

         The Board of Directors has fixed the close of business on March 17, 1995 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and at any adjournment thereof. A list of such shareholders will be available for inspection at the time and place of the meeting.

                                 By Order of the Board of Directors



                                 George G. Petty
                                 Vice President - Finance,
                                    Chief Financial Officer and
                                    Secretary-Treasurer

March [   ], 1995


                                   IMPORTANT

YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED HEREWITH. IF YOU ATTEND THE MEETING, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE IN PERSON.


                                PRELIMINARY COPY

                            ALATENN RESOURCES, INC.
                              POST OFFICE BOX 918
                            FLORENCE, ALABAMA 35631

                                PROXY STATEMENT


                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 1, 1995


                              GENERAL INFORMATION


         This proxy statement is being furnished to the shareholders of AlaTenn Resources, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the annual meeting of shareholders to be held at the offices of the Company, 100 East Second Street, Sheffield, Alabama on Monday, May 1, 1995 at 10:00 a.m., Central Time, and at any adjournment of such meeting. This proxy statement and the accompanying form of proxy are being first sent or given to shareholders on or about March
[ ], 1995. The 1994 Annual Report of the Company is being mailed to shareholders with this proxy statement.

PURPOSE OF THE MEETING

         At the annual meeting, the Company's shareholders will consider and vote upon the election of three directors, a proposal to amend the Company's Articles of Incorporation to eliminate certain director liability to the extent permitted by Alabama law, and a proposal to ratify the Board of Directors' appointment of Arthur Andersen LLP as independent accountants to audit the Company's financial statements for the year 1995.

VOTING SECURITIES AND RECORD DATE

         At the close of business on March 17, 1995, which has been fixed as the record date for the annual meeting, the Company had outstanding 2,115,484 common shares, the only voting securities of the Company. Holders of record of common shares outstanding on the record date will be entitled to one vote for each share held of record on that date upon each matter presented to the shareholders to be voted upon at the meeting. The presence, in person or by proxy, of the holders of a majority of the common shares outstanding on the record date is necessary to constitute a quorum at the annual meeting.

         Common shares of the Company represented by properly executed proxies received in time for the annual meeting, unless previously revoked, will be voted at the annual meeting as specified by the shareholders on the proxies.
If no such specification is made, shares represented by such proxies will be voted for the election as directors of the three nominees listed below, for approval of the proposed amendment to the Company's Articles of Incorporation and for ratification of the Board of Directors' appointment of Arthur Andersen LLP to audit the Company's financial statements for the year 1995. A proxy may be revoked by giving notice to the Company in writing prior to its use. Abstentions and broker non-votes will be counted as present or represented at the annual meeting for the purpose of determining whether a quorum exists. However, abstentions and broker non-votes with respect to any matter voted upon at the annual meeting will be treated as shares not voting for the purpose of determining whether the requisite vote has been obtained.

SOLICITATION OF PROXIES

         The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone by the directors, officers and employees of the Company without additional compensation. Brokerage firms, nominees, fiduciaries and other custodians will be requested to forward, at the Company's expense, soliciting materials to the beneficial owners of the common shares of the Company held in their names or in those of their nominees.

                             ELECTION OF DIRECTORS

         The Company's Board of Directors is divided into three classes: Class I, Class II and Class III. Three Class III directors are to be elected at the annual meeting to serve until the annual meeting of shareholders to be held in 1998 and until the election and qualification of their respective successors in office. Each of the three nominees for election as a Class III director currently is a member of the Board of Directors and previously was elected by the shareholders. To be elected as a director, each nominee must receive the affirmative vote of the holders of a majority of the votes cast at the meeting with respect to such election, provided that a quorum is present at the time the vote is taken. Abstentions and broker non-votes will have no impact on the outcome of the vote. If any of the nominees listed below, each of whom has indicated his willingness to serve as a director if elected, is unable or declines to serve, the Board of Directors will name a substitute nominee, in which event, pursuant to the accompanying proxy, votes will be cast for such substitute nominee.

         The following information is furnished with respect to each nominee for election as a director and each director whose term will continue after the annual meeting.

   Name, Age, Service as a Director of the Company (a), Principal Occupation,
       Positions and Offices, Other Directorships and Business Experience


NOMINEES FOR ELECTION AS DIRECTORS

                        Class III - Term Ending in 1998

JERRY A. HOWARD

         Mr. Howard, age 52, has been a director of the Company since 1985. He is Chairman of the Board, President and Chief Executive Officer of the Company and of Alabama-Tennessee Natural Gas Company and is Chairman of the Board or President of each of the Company's other subsidiaries. Mr. Howard joined the Company as President in December 1984 and was elected to the additional positions of Chief Executive Officer of the Company and Chairman of the Board and Chief Executive Officer of Alabama-Tennessee Natural Gas Company in May 1985, President of Alabama-Tennessee Natural Gas Company in May 1986, Chairman of the Board or President of the Company's other subsidiaries at various times in the period from May 1985 to May 1994 and Chairman of the Board of the Company in January 1991.

ROGER F. STEBBING

         Mr. Stebbing, age 54, has been a director of the Company since 1992. Mr. Stebbing is President and Chief Executive Officer of Marlboro Enterprises, Inc., a company engaged in chemical plant engineering design, construction and operation, and has served in such capacities since 1976. He is also President and Chief Executive Officer of Stebbing and Associates, Inc., an engineering consulting company, and has served in such capacities since 1986.

JOHN P. STUPP, JR.

         Mr. Stupp, age 44, has been a director of the Company since 1985. He is the Executive Vice President and Secretary of Stupp Bros., Inc., a structural steel fabrication company, and has served in such capacities since December 1989 and January 1979, respectively. Since January 1992, Mr. Stupp has also been President of Stupp Corporation, a division of Stupp Bros., Inc. He is a director of Maverick Tube Corporation.


DIRECTORS CONTINUING IN OFFICE

                        Class I - Term Ending in 1996(b)

EMILE A. BATTAT

         Mr. Battat, age 57, has been a director of the Company since 1987. Mr. Battat is a private investor. Mr. Battat served as the President and Chief Executive Officer of Minemet, Inc., a company engaged in international trade, from August 1978 until February 1994. He is a director of Advanced Oxygen Technologies, Inc.

J. KENNETH SMITH

         Mr. Smith, age 67, has been a director of the Company since 1982. Mr. Smith was the Director - Government Relations of Oryx Energy Company, a company engaged in oil and gas production, from May 1982 until his retirement in April 1986.

                         Class II - Term Ending in 1997

RICHARD O. JACOBSON

         Mr. Jacobson, age 58, has been a director of the Company since 1992. Mr. Jacobson is President and Chief Executive Officer of Jacobson Warehouse Company, Inc., a company engaged in public warehousing and distribution, and has served in such capacities for 27 years. He is a director of Advanced Oxygen Technologies, Inc., Allied Group, Inc., FelCorp Hotel Suites, Inc. and Heartland Express, Inc.

JEROME J. MCGRATH

         Mr. McGrath, age 72, has been a director of the Company since 1988. Mr. McGrath is Of Counsel to the law firm of Gallagher, Boland, Meiburger & Brosnan and has held such position since January 1988. From January 1978 through December 1987, Mr. McGrath served as President of the Interstate Natural Gas Association of America.

HUGH J. MORGAN, JR.

         Mr. Morgan, age 66, has been a director of the Company since 1988.
         Mr. Morgan is Chairman of the Board of National Bank of Commerce of Birmingham and has served in such position since February 1990. From May 1987 to February 1990, he was Vice Chairman of the Board of said bank. From September 1984 until his retirement in 1987, Mr. Morgan served as Vice Chairman of the Board of Sonat Inc., a diversified energy holding company, and as Chairman of the Board of Southern Natural Gas Company, a natural gas pipeline company and a wholly owned subsidiary of Sonat Inc.

- - ---------------
(a) Each director also has served as a director of Alabama-Tennessee Natural Gas Company, a Company subsidiary, since first becoming a director of the Company, except that Mr. Smith began serving as a director of Alabama-Tennessee Natural Gas Company in 1975, preceding the organization of the Company in 1982.

(b) The Board of Directors has not yet recruited a suitable replacement to fill the vacancy existing in the Class I directors resulting from the resignation of Simpson Russell, who was last elected by the shareholders at the 1993 annual meeting and whose term was due to expire at the 1996 annual meeting. Accordingly, no person has been nominated by the Board of Directors for election as a Class I director at the annual meeting, and the accompanying proxy will not be voted for more than three nominees.

SECURITIES OWNERSHIP OF MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of common shares of the Company as of March 1, 1995 by (i) each of the directors of the Company, three of whom are also the nominees for election as directors at the annual meeting; (ii) one executive officer of the Company who is not a director or nominee; and (iii) all directors and executive officers of the Company as a group.



                                      NUMBER OF SHARES                PERCENT
       NAME                        BENEFICIALLY OWNED (a)          OF CLASS (a)
       ----                        ----------------------          ------------
Emile A. Battat                            41,800                        1.9%
Jerry A. Howard                            31,327 (b)                    1.4%
Richard O. Jacobson                        54,600                        2.5%
Jerome J. McGrath                           1,800                         *
Hugh J. Morgan, Jr.                        22,600                        1.0%
J. Kenneth Smith                            2,080 (c)                     *
Roger F. Stebbing                             800                         *
John P. Stupp, Jr.                         92,320 (d)                    4.3%
George G. Petty                            12,150 (e)                     *

All directors and executive
  officers as a group                     274,139 (f)                   12.6%

- - ---------------
*Less than 1% of class outstanding

(a) The above information is based upon information furnished by the persons listed. For purposes of this table, the percentage of class beneficially owned has been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, on the basis of 2,115,484 common shares outstanding on March 1, 1995, plus 55,750 common shares issuable pursuant to incentive stock options exercisable on March 1, 1995 or within 60 days thereafter. Except as otherwise indicated in the notes to this table, beneficial ownership includes sole voting and investment power.

(b) Includes 1,801 shares held in Mr. Howard's account under the Alabama-Tennessee Natural Gas Company Thrift Plan and 17,500 shares issuable to Mr. Howard pursuant to incentive stock options exercisable on March 1, 1995 or within 60 days thereafter.

(c) Includes 420 shares held under usufruct as to which Mr. Smith has voting power but no dispositive power.

(d) Includes 90,000 shares held by Stupp Bros., Inc. as to which shares Mr. Stupp shares voting power and investment power as a director and executive officer of, and as a voting trustee of a voting trust which owns 100% of the stock of, Stupp Bros., Inc.

(e) Includes 4,150 shares held jointly by Mr. Petty and his wife, and 8,000 shares issuable to Mr. Petty pursuant to incentive stock options exercisable on March 1, 1995 or within 60 days thereafter.

(f) See notes (b)-(e) above. Includes 162 shares held by one officer of the Company not listed above, 2,000 shares held by one officer of a Company subsidiary who is not listed above and 12,500 shares issuable to certain officers of the Company or a Company subsidiary who are not listed above pursuant to incentive stock options exercisable on March 1, 1995 or within 60 days thereafter.

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file initial reports of ownership and reports of changes of ownership of the Company's common shares with the Securities and Exchange Commission. Executive officers and directors are required to furnish the Company with copies of Section 16(a) forms that they file. Based upon a review of these filings and written representations from the Company's directors and executive officers regarding the filing of such reports, the Company believes that its directors and executive officers complied with all applicable Section 16(a) filing requirements during 1994.

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

         The Company's Board of Directors held seven meetings during 1994.
Each director attended at least 75% of the aggregate of the number of meetings of the Board of Directors and the number of meetings of all committees on which he served held in 1994 during the time he served as a director or as a member of such committees.

         The Board of Directors has three standing committees, the Executive Committee, the Compensation Committee and the Audit Committee. The Executive Committee, which is currently comprised of Jerry A. Howard, Hugh J. Morgan, Jr. and J. Kenneth Smith, has the authority to act on matters during the intervals between meetings of the Board of Directors. The Executive Committee met once during 1994. The Compensation Committee, which is currently comprised of Emile
A. Battat, Richard O. Jacobson, Hugh J. Morgan, Jr., J. Kenneth Smith and John
P. Stupp, Jr., makes recommendations to the Board of Directors as to the remuneration of all officers of the Company and its subsidiaries and administers the AlaTenn Resources, Inc. 1990 Stock Option Plan (the "Stock Option Plan") and the AlaTenn Resources, Inc. 1994 Key Employee Stock Incentive Plan (the "Stock Incentive Plan"), including the selection of key employees to participate and the determination of options and other awards to be granted thereunder. The Compensation Committee met five times in 1994. The Audit Committee, the current members of which are Jerome J. McGrath, Roger F. Stebbing and John P. Stupp, Jr., has the responsibility of reviewing the Company's financial results, the scope and result of audits and internal accounting controls. The Audit Committee also recommends to the Board of Directors the appointment of the Company's independent auditors. The Audit Committee met two times in 1994.

         Alabama-Tennessee Natural Gas Company, a subsidiary of the Company, pays each director of said subsidiary who is not an employee of the Company or any of its subsidiaries a fee of $1,000 per month and $750 for each meeting of the Board of Directors of said subsidiary at which he is in attendance. Alabama-Tennessee Natural Gas Company also reimburses each non-employee director for travel and out-of-pocket expenses incurred in connection with attending such meetings. Each of the directors of the Company also serves as a director of Alabama-Tennessee Natural Gas Company.

         Alabama-Tennessee Natural Gas Company has a deferred compensation plan pursuant to which its non-employee directors may elect to defer receipt of all or a portion of their monthly fees and meeting fees. Such election may be made during certain periods of each year and the percentages specified in such election may be changed prospectively once each year. Alabama-Tennessee Natural Gas Company is to maintain certain bookkeeping accounts to which it is to credit the amount of such fees which each non-employee director has elected to defer for each year, together with interest. The balances in such accounts are payable within 30 days after the earlier of the date specified by the non-employee director and the date on which he ceases to be a non-employee director.

         Pursuant to the Company's Restricted Shares Compensation Plan for Non-Employee Directors (the "Restricted Shares Plan"), which was approved by the Board of Directors and the shareholders in 1991, the Company is to issue on July 10 of each year 400 common shares of the Company to each person who was serving as a non-employee director of the Company on the day before the immediately preceding annual meeting of shareholders and who had been elected to such position at least 11 months prior to such date. The aggregate number of common shares of the Company that may be awarded pursuant to the Restricted Shares Plan may not exceed 35,000; however, such number will be adjusted to give proper effect to any change in the common shares of the Company by reason of a recapitalization, stock split, stock dividend or other change in capitalization affecting the common shares. The Restricted Shares Plan provides that the common shares awarded to a non-employee director may not be sold, assigned, transferred, pledged or otherwise encumbered until the earliest of (i) the non-employee director's death, (ii) the non-employee director's permanent and total disability or (iii) the date which is 12 months from the date on which such common shares were issued.


                             EXECUTIVE COMPENSATION

         The following table sets forth certain information concerning the annual and long-term compensation for services in all capacities to the Company and its subsidiaries for the years ended December 31, 1994, 1993 and 1992 of those persons during 1994 who were (i) the Chief Executive Officer of the Company and (ii) the only other executive officer of the Company whose salary and bonus for the year ended December 31, 1994 exceeded $100,000 (such officers are referred to herein as the "Named Executive Officers").


                           SUMMARY COMPENSATION TABLE

                                                                                               Long-Term
                                             Annual Compensation                              Compensation
                                             -------------------                              ------------

                                                                                                Awards
                                                                                                ------
                                                                      Other           Restricted     Securities
Name and                                                              Annual             Stock       Underlying        All Other
Principal Position              Year       Salary      Bonus      Compensation(1)     Awards(2)      Options(2)      Compensation
- - ------------------              ----       ------      -----      ---------------     ----------     ----------      ------------
Jerry A. Howard                1994       $394,375    $16,000        $  --            $17,500(2)       10,200         $34,066 (3)
  Chairman of the              1993        379,375     15,400           --               --             7,500          32,751
  Board, President             1992        360,000     14,800           --               --             5,000          27,513
  and Chief Executive
  Officer

George G. Petty                1994       $140,500    $ 5,680         $ --               --             3,600         $12,440 (4)
  Vice President-              1993        135,375      5,520           --               --             3,000          11,988
  Finance, Chief               1992        128,000      5,240           --               --             2,000           9,952
  Financial Officer
  and Secretary-
  Treasurer

- - ---------------
(1) For the years ended December 31, 1994, 1993 and 1992, none of the Named Executive Officers received perquisites or other personal benefits in excess of the amounts required to be disclosed under the revised rules on executive compensation disclosure adopted by the Securities and Exchange Commission; accordingly, such amounts are omitted from this column.

(2) The restricted stock award in the table represents an award granted under the Stock Incentive Plan, and the dollar amount thereof is the fair market value of the award on the date of grant, based upon the closing price of the Company's common shares, as reported by NASDAQ, on such date. As of December 31, 1994, Mr. Howard held 1,000 restricted shares with an aggregate value of $16,500, based upon the closing price of the Company's common shares, as reported by NASDAQ, on such date. Dividends are paid on the restricted shares during the restriction period, which is one year from July 27, 1994, the date of grant. Options granted during 1994 represent incentive stock options granted under the Stock Incentive Plan. Options granted prior to 1994 represent incentive stock options granted under the Stock Option Plan. See "Information Concerning Stock Options."

(3) Includes the following: (i) Alabama-Tennessee Natural Gas Company's matching contributions to the Alabama-Tennessee Natural Gas Company Thrift Plan in the amount of $9,240; (ii) Alabama-Tennessee Natural Gas Company's contribution to the Alabama-Tennessee Natural Gas Company Supplemental Executive Thrift Plan in the amount of $14,423; and (iii) the payment by Alabama-Tennessee Natural Gas Company of life insurance premiums in the amount of $10,403.

(4) Includes the following: (i) Alabama-Tennessee Natural Gas Company's matching contributions to the Alabama-Tennessee Natural Gas Company Thrift Plan in the amount of $8,430; and (ii) the payment by Alabama-Tennessee Natural Gas Company of life insurance premiums in the amount of $4,010.


INFORMATION CONCERNING STOCK OPTIONS

         The following tables summarize certain information concerning grants to and exercises by the Named Executive Officers during the year ended December 31, 1994 of options and the value of all unexercised options held by such persons as of December 31, 1994.


                             OPTION GRANTS IN 1994

                               Individual Grants
- - ------------------------------------------------------------------
                                         Percentage                                         Potential Realizable Value
                                          of Total                                          At Assumed Annual Rates
                            No. of         Options                                          of Stock Price Appreciation
                         Securities      Granted to                                         for Option Term (2)
                         Underlying       Employees       Exercise                          ---------------------------
                           Options        in Fiscal        Price         Expiration
Name                     Granted(1)         Year         per share          Date               5%              10%
- - ----                     ----------      ----------      ---------       ----------           ----            -----
Jerry A. Howard            10,200            27%           $17.50          7/27/04          $112,259         $284,475

George G. Petty             3,600            10%           $17.50          7/27/04           $39,621         $100,403

- - ---------------
(1) All options granted in 1994 are "incentive stock options" pursuant to the Stock Incentive Plan and the applicable provisions of the Internal Revenue Code. The exercise price of the options granted is equal to the fair market value of the common shares on the date of grant, which was July 27, 1994. Options are exercisable in whole or in part during each relevant time period, with one-third exercisable one year after grant, an additional one-third three years after grant and the remaining one-third five years after grant. The options granted under the Stock Incentive Plan are not transferable by the optionee except by will or by the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee, only by the optionee or, in the event of disability, by the optionee's guardian or representative. All options terminate three months after the optionee's termination of employment except in case of disability, in which case the options terminate one year after termination of employment. The number of options granted, the term thereof and the manner in which options are to be exercised are determined by the Compensation Committee.

(2) Potential realizable value is based upon the assumption that the market price of the common shares of the Company will appreciate at the compounded annual rate shown from the date of grant until the end of the option term. The dollar amounts in the foregoing table have been calculated based upon the requirements in the revised rules on executive compensation disclosure adopted by the Securities and Exchange Commission and do not reflect the Company's estimate of future growth in the price of the Company's common shares.


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES


                                                          Number of
                                                         Securities                       Value of
                                                         Underlying                      Unexercised
                                                        Unexercised                     In-the-Money
                                                         Options at                      Options at
                           Shares                         Year End                      Year End (1)
                          Acquired    Value             -----------                     ------------
Name                    on Exercise  Realized    Exercisable  Unexercisable      Exercisable  Unexercisable
- - ----                    -----------  --------    -----------  -------------      -----------  -------------
Jerry A. Howard             0          $ 0         17,500         15,200          $16,250          $ 0

George G. Petty             0          $ 0          8,000          5,600          $ 8,125          $ 0

- - ---------------
(1) Such value is equal to the product of (i) the closing price of the common shares of the Company on December 31, 1994 ($16.50 per share) less the exercise price and (ii) the number of shares subject to the in-the-money option.

RETIREMENT PLANS

         The Company's subsidiary, Alabama-Tennessee Natural Gas Company, maintains a non-contributory pension plan (the "Pension Plan") that applies to all its employees and the employees of Ryder International Corp., another Company subsidiary, including officers, meeting certain age and service requirements. The Pension Plan provides benefits for retirement at age 65, for early retirement and for disability retirement, and provides for death benefits under certain circumstances. Any employee can qualify to become a participant in the Pension Plan by completing one year of employment in which he has 1,000 or more hours of service. Under the Pension Plan, an employee of Alabama-Tennessee Natural Gas Company who retires at age 65, which is the normal retirement age provided in the Pension Plan, will be eligible to receive a monthly benefit payable throughout his lifetime in an amount based on such employee's compensation for the preceding five years and years of credited service. An employee of Ryder International Corp. will be entitled to receive a monthly benefit equal to the product of his years of credited service and a fixed amount. The benefits payable under the Pension Plan are not subject to Social Security or other offset. Alabama-Tennessee Natural Gas Company also has a supplemental non-contributory pension plan (the "Supplemental Executive Retirement Plan") for its eligible employees, including officers. The Supplemental Executive Retirement Plan provides for benefit payments in addition to those payable under the Pension Plan and is intended to provide benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits.

         The following table illustrates the estimated maximum annual benefits payable under the Pension Plan and the Supplemental Executive Retirement Plan under the life annuity option, assuming retirement in 1994 at age 65, and without considering any additional benefits for years of credited service in excess of 30.

                               PENSION PLAN TABLE

FINAL AVERAGE
ANNUAL
COMPENSATION                                 YEARS OF SERVICE
                  -----------------------------------------------------------------
                     5          10         15         20          25           30
                  ------      ------    -------     -------     -------     -------
$100,000           9,295      18,590     27,885      37,180      46,475      55,770
 150,000          14,295      28,590     42,885      57,180      71,475      85,770
 200,000          19,295      38,590     57,885      77,180      96,475     115,770
 250,000          24,295      48,590     72,885      97,180     121,475     145,770
 300,000          29,295      58,590     87,885     117,180     146,475     175,770
 350,000          34,295      68,590    102,885     137,180     171,475     205,770
 400,000          39,295      78,590    117,885     157,180     196,475     235,770
 450,000          44,295      88,590    132,885     177,180     221,475     265,770
 500,000          49,295      98,590    147,885     197,180     246,475     295,770

         The compensation used to calculate the retirement benefits under the Pension Plan and the Supplemental Executive Retirement Plan is to be determined on the basis of salary and bonus as shown in the Summary Compensation Table.
As of December 31, 1994, Messrs. Howard and Petty had 10 1/12 years and 7 11/12 years, respectively, of credited service.

SEVERANCE COMPENSATION AGREEMENTS

         The Company is a party to agreements with Messrs. Howard and Petty which are intended to encourage each such officer to continue to carry out his duties with the Company in the event of a potential change in control of the Company. The agreements provide that if, following a change in control of the Company (as defined in the agreements), the officer's employment with the Company is terminated either by the Company for other than cause or permanent disability or by such officer for good reason (as defined in the agreements), then the officer will receive (a) a lump sum payment equal to three times the greater of (i) the highest annual salary plus bonus paid by the Company to the officer in the five fiscal years of the Company preceding the year in which the termination of employment occurs and (ii) the officer's "annualized includable compensation" as defined in the Internal Revenue Code, (b) certain other payments respecting, among other things, the Company's retirement plans and relocation costs or losses and (c) various welfare benefits for a specified period of time after termination of employment. The Internal Revenue Code imposes certain excise taxes on the recipient of, and limits the deductibility of, certain compensatory payments made by a corporation to or for the benefit of certain individuals if such payments are contingent upon a change in ownership of a substantial portion of the assets, or a change in control, of such corporation. The agreements limit the compensation payments thereunder to amounts which can be paid by the Company without such adverse tax consequences. The agreements also provide that, while the officer is employed by the Company for a period up to four years following the change in control, such officer is to continue to receive (i) annual compensation in an amount not less than the officer's annual fixed or base salary as in effect immediately prior to the change in control, (ii) an annual amount not less than the aggregate annual bonus or incentive pay made to the officer for the calendar year preceding the year in which the change in control occurs, and (iii) full participation in all employee retirement income and welfare benefit policies and programs of the Company.

         The Supplemental Executive Retirement Plan and the Alabama-Tennessee Natural Gas Company Supplemental Executive Thrift Plan provide that upon a change in control of the Company, participants therein whose employment terminates may elect to receive immediately their benefits thereunder and account balances therein, respectively. Under the Stock Option Plan and the Stock Incentive Plan, in the event of a change in control of the Company all outstanding options are to become fully exercisable and all restricted shares are to become fully vested, and the value of the outstanding options and restricted shares is to be cashed out, unless otherwise determined by the Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Company's executive compensation program is administered by the Compensation Committee, all the members of which are non-employee directors of the Company. This program is designed to attract, retain and motivate management and includes compensation that is tied to enhanced shareholder value. The Compensation Committee is responsible for recommendations for base salaries, salary increases and bonuses and for the administration of the Company's stock incentive program, including the granting of stock options and restricted stock awards.

         Compensation Policies

         In 1993, the Compensation Committee conducted a comprehensive review of the Company's executive officers compensation program and concluded that base salary and stock option awards would be the principal components of compensation for the Company's executive officers. The Compensation Committee concluded, however, that it would continue to review other forms of executive compensation, and, in 1994, restricted stock awards were added as a form of executive compensation to be utilized in appropriate situations.

         Base salaries of the Company's executive officers are reviewed annually and adjustments made on the basis of the Company's performance as measured by certain financial and non-financial criteria, various survey information respecting compensation of executive officers, compensation levels for executive officers in a broad range of companies in the energy and utilities industries, cost-of-living information and individual performance of the particular executive officer. The Compensation Committee has not assigned relative weights or values to any of such criteria. With respect to all executive officers other than Mr. Howard, the Compensation Committee takes into consideration a review of individual performance provided by Mr. Howard and recommendations regarding adjustments of compensation provided by him. With respect to the financial performance of the Company, the Compensation Committee takes into consideration the Company's operating income, net income (both inclusive and exclusive of one-time items), return on invested capital and total shareholder return, both compared to the Edward D. Jones Diversified Natural Gas Index and on a stand-alone basis. The Compensation Committee has also concluded that in evaluating the Company's performance it will give consideration to certain non-financial criteria including customer relations, safety record, corporate citizenship and environmental awareness. A new executive's base salary is determined on the basis of the responsibilities of the position, the experience of the new executive and the competitive marketplace for management talent. The Compensation Committee has also acknowledged that, in fixing base salaries and adjustments, consideration is to be given to the cost of living in the Sheffield, Alabama area as compared to the cost of living in larger population areas where many companies engaged in the transportation, marketing and distribution segments of the natural gas industry are located.

         Stock options and restricted stock awards are the components of executive compensation which are designed to motivate executives to improve the long term performance of the Company's common shares in the market, to encourage them to achieve superior results over the long term and to align executive officer and shareholder interests. Decisions respecting the restricted stock awards are made on the basis of the criteria referred to above, and decisions respecting the grant of stock options are made using the same criteria as well as the number of unexercised options held by key employees. The Compensation Committee has also concluded that, where appropriate, it will stagger the exercise dates for options and the restriction period for restricted stock over a period of time so that the key employee receiving stock option or restricted stock awards will be rewarded only if he remains with the Company for an extended period and in order to emphasize the significance of the Company's long term performance.

         Compensation of Chief Executive Officer

         In reaching its decisions respecting Mr. Howard's base salary in 1994 and stock option and restricted stock awards, the Compensation Committee reviewed Mr. Howard's base salary, bonuses and stock option awards for 1991, 1992 and 1993, the changes in such compensation made during such period and certain of the factors considered by the Company when those changes in compensation were made. Additionally, the Compensation Committee took into consideration the Company's performance measured by the Company's operating income, net income (both inclusive and exclusive of one-time items), return on invested capital and total shareholder return, both compared to the Edward D. Jones Diversified Natural Gas Index and on a stand-alone basis, but did not assign relative weights or values to any of such criteria in assessing the Company's performance. The Compensation Committee noted that operating income in 1993 was down 3.7% from 1992, net income including one-time items was up 57.2% from 1992, net income excluding one-time items was down 4.6%, return on invested capital in 1993 including one-time items was 32.7% and excluding one-time items was 20.1%, and total shareholder return in 1993 was a negative 6.4% as compared to total shareholder return of 15% reflected by the Edward D. Jones Diversified Natural Gas Index. The Compensation Committee also took into account that in 1992 total shareholder return for the Company was 53% while the total shareholder return reflected by the Edward D. Jones Diversified Natural Gas Index was 9.2%. In addition, the Compensation Committee considered surveys of executive officer compensation, information respecting the compensation levels for chief executive officers in the energy and utilities industries, Mr. Howard's individual performance and the number of unexercised stock options held by Mr. Howard. In reaching its conclusions respecting Mr. Howard's base salary and stock incentive awards, the Compensation Committee concluded that, notwithstanding certain negative factors, the criteria reviewed by it reflected that overall the Company had achieved a strong financial and non-financial performance in 1993 and noted Mr. Howard's leadership and his ability to attract, manage and retain highly-qualified executive officers for the Company and its subsidiaries. While acknowledging such performance and leadership, the Compensation Committee concluded that Mr. Howard's base salary should be increased by only 3.9% in light of increases put into effect over the past several years. In further recognition of the Company's performance, reflected by the above criteria, and Mr. Howard's individual performance and to further align Mr. Howard's interests with those of the Company's other shareholders, the Compensation Committee awarded Mr. Howard options to purchase 10,200 common shares exercisable in equal amounts after one, three and five years and made a restricted stock award to him of 1,000 common shares. In taking such action, the Compensation Committee concluded that by deferring the dates on which the options could first be exercised and the restrictions on the 1,000 shares would lapse, additional emphasis would be placed on Mr. Howard's remaining with the Company and on the Company's long-term performance and the long-term performance of the Company's common shares in the market. Mr. Howard, like all other employees of Alabama-Tennessee Natural Gas Company, was also awarded a bonus in December 1994 equal to 4% of base salary. The Compensation Committee recommended this award in light of the general practice of the Company to award bonuses equal to such percent of base salary to all employees of Alabama-Tennessee Natural Gas Company in December of each year and in light of the Company's financial performance for the first nine months of 1994.

                     Members of the Compensation Committee

                 Emile A. Battat                   J. Kenneth Smith
                 Richard O. Jacobson               John P. Stupp, Jr.
                 Hugh J. Morgan, Jr.

PERFORMANCE OF COMMON SHARES

         The following graph compares the cumulative total return on investment (the change in year-end stock price plus reinvestment of dividends), for each of the last five fiscal years, assuming that $100 was invested on December 31, 1989 in each of (i) the Company, (ii) a group of stocks consisting of all companies whose stocks are included in the S&P 500 Composite Index and (iii) a group of stocks consisting of 21 diversified natural gas companies in the Edward D. Jones Diversified Natural Gas Index. The companies included in such industry index are, in addition to the Company, the following: Chesapeake Utilities Corp.; The Columbia Gas System, Inc.; Consolidated Natural Gas Co.; Eastern Enterprises; Energen Corp.; Enserch Corp.; Equitable Resources, Inc.; K N Energy, Inc.; National Fuel Gas Co.; National Gas & Oil Co.; Noram Energy Corp.; Oneok, Inc.; Pacific Enterprises; Pennsylvania Enterprises, Inc.; Questar Corp.; South Jersey Industries, Inc.; Southwest Gas Corp.; Southwestern Energy Co.; UGI Corp.; and Valley Resources, Inc.

                                                                   OTHER (USED ONLY FOR
               COMPANY    STOCK INDEX     INDUSTRY GROUP INDEX        BOWNE GRAPH 4)
               -------    -----------     --------------------     --------------------
1989             100          100                  100
1990             137           97                   88
1991             162          126                   75
1992             249          136                   79
1993             233          150                   90
1994             202          152                   78


CERTAIN TRANSACTIONS

         During 1994, AlaTenn Credit Corp., a wholly owned subsidiary of the Company, was a party to a loan agreement (the "Loan Agreement") with Third National Bank in Nashville and The First National Bank of Florence, pursuant to which such lenders agreed to make revolving loans from time to time up to a commitment amount which was $10,000,000 throughout 1994 and which, upon satisfying certain requirements, could have been increased to any amount up to $20,000,000. Borrowings under the Loan Agreement were unsecured but were guaranteed by the Company and each of its other subsidiaries. The maximum principal balance outstanding under the Loan Agreement during 1994 and during the period from January 1, 1995 until termination of the Loan Agreement on January 20, 1995 was $6,562,132. During the period from January 1, 1994 until termination of the Loan Agreement on January 20, 1995, AlaTenn

Credit Corp. made interest payments in the aggregate amount of $121,826 and paid fees in the aggregate amount of $26,696. On January 20, 1995, AlaTenn Credit Corp. repaid the then-outstanding indebtedness under, and terminated, the Loan Agreement and entered into a $20,000,000 revolving loan agreement with a different bank. Simpson Russell, who served as a director of the Company from 1986 until June 1994, is Chairman of the Board and Chief Executive Officer of The First National Bank of Florence and is also the Chairman of the Board, President and Chief Executive Officer of its holding company, First United Bancorp, Inc.


                        PROPOSAL TO AMEND THE COMPANY'S
                           ARTICLES OF INCORPORATION

INTRODUCTION

         The Board of Directors has approved and recommended unanimously that the shareholders adopt an amendment to the Company's Articles of Incorporation (the "Amendment") as permitted by the recently revised Alabama Business Corporation Act. The proposed Amendment would add a new Section 9.2 to the Articles of Incorporation which would eliminate the personal liability of the Company's directors to the Company and its shareholders for money damages in the event of certain breaches of fiduciary duty.

         The proposed Amendment is consistent with Ala. Code Section 10-2B-2.02(b)(3), which is part of the new Alabama Business Corporation Act effective January 1, 1995. That section permits Alabama corporations to include in their articles of incorporation a provision eliminating or limiting, subject to certain exceptions, the liability of directors to a corporation or its shareholders for money damages for any action taken, or any failure to take any action, as a director. The Alabama statutory provision is not unique. Other states also include in their statutes provisions permitting corporations to limit or reduce the personal risks inherent in serving as a director of a corporation.

         The statutory provision is designed generally to allow Alabama corporations to limit the liability of directors in situations involving unintentional errors or the directors' exercise of judgment and is not designed to limit or eliminate liability in situations involving intentional wrongdoing or bad faith. The Board of Directors believes that the proposed Amendment is in the best interests of the Company and its shareholders in that it will make the Company better able to attract and retain qualified directors. Because the provisions for elimination of such liability under certain circumstances must be contained in the Company's Articles of Incorporation, an amendment thereto must be adopted by the shareholders.

BACKGROUND AND REASONS FOR THE PROPOSED AMENDMENT

         Under Alabama law, directors of an Alabama corporation are deemed to stand in a fiduciary relation to such corporation and its shareholders and are to discharge their duties in good faith, with the care which an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner the director believes to be in the best interests of the corporation. In appropriate cases, a corporation or its shareholders may bring an action to recover monetary damages from a director for breach of such fiduciary duty and may also seek equitable relief enjoining or rescinding a transaction resulting from such a breach. In recent years, directors of public companies have increasingly become subject to substantial personal liability for actions taken or omitted by them as directors, as well as to significant expenses in defending such actions. The Alabama legislature apparently has recognized the importance of allowing Alabama corporations to provide protection against the risk to the personal resources of their directors occasioned by their service in such positions. For example, Alabama corporations are allowed, subject to certain limitations, to indemnify directors and officers against expenses, judgments, settlement payments and other costs incurred in connection with litigation and similar proceedings. Alabama corporations are also authorized to obtain insurance to protect directors and officers from certain liabilities, whether or not a corporation would have the power to indemnify its directors and officers against such liabilities. However, the proliferation of litigation in recent years has in large part made it difficult and expensive to obtain directors' and officers' liability insurance. Over the past several years, some insurance carriers have ceased to write directors' and officers' liability insurance policies and other insurance carriers that have remained in the business have curtailed the coverage they are willing to provide and in some instances have significantly increased premiums.

         Although the Company has to date been able to obtain insurance coverage for directors on a basis which it believes acceptable, the Company has experienced increases in premiums. So long as directors' and officers' liability insurance remains available at a reasonable cost in relation to the risk covered, the Company intends to maintain such insurance. The proposed Amendment is designed to ensure that directors of the Company continue to have protection to the fullest extent available under Alabama law, even if insurance coverage decreases in the future or becomes unavailable.

         The Company believes that the proposed Amendment will enable the Company to continue to attract and retain qualified directors. The Board of Directors believes that concerns over possible personal liability can hamper the decision-making process to the detriment of the Company. The Board of Directors further believes that adoption of the proposed Amendment will permit the directors of the Company to exercise more freely their business judgment by reducing their concern over potential personal liability with respect to their decisions which may be challenged with the benefit of hindsight. The Board of Directors believes that the level of scrutiny, diligence and care exercised by directors of the Company will not be lessened by adoption of the proposed Amendment. Generally, the Company has not experienced difficulty in recruiting and retaining qualified directors, and the proposed Amendment is not being proposed in response to any resignation or threat of resignation of any director, or in response to any refusal by any director to continue to serve or to stand for reelection. The Company is not aware of any pending or threatened claim which would be covered by the proposed Amendment, and the Company is not submitting the proposed Amendment for shareholder approval in anticipation of any such claim. However, the Board of Directors believes that the Company should take every step to ensure that the Company will be able to attract and retain the best possible directors.

         The proposed Amendment is consistent with the recently enacted provision of the revised Alabama Business Corporation Act described in more detail below. It should be noted that the present directors will benefit at the potential expense of the Company and its shareholders by adoption of the proposed Amendment, inasmuch as the proposed Amendment will reduce potential monetary liability of directors with respect to conduct subsequent to the effective date of the proposed Amendment.

DESCRIPTION AND EFFECT OF THE PROPOSED AMENDMENT

         Ala. Code Section 10-2B-2.20(b)(3) authorizes Alabama corporations to provide in their articles of incorporation a provision eliminating or limiting the liability of a director to the corporation or its shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for (i) the amount of a financial benefit received by a director to which he or she is not entitled; (ii) an intentional infliction of harm on the corporation or the shareholders; (iii) a violation of Ala. Code Section 10-2B-8.33 (which imposes liability for unlawful distributions); (iv) an intentional violation of criminal law; or (v) any breach of such director's duty of loyalty to the corporation or its shareholders. The text of the proposed Amendment, which would be added as a new Section 9.02 to the Company's Articles of Incorporation, is as follows:

                 "9.02.   A director of the Corporation shall have no
                 personal liability to the Corporation or its shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for (i) the amount of any financial benefit received by a director to which he or she is not entitled; (ii) an intentional infliction of harm on the Corporation or the shareholders; (iii) a violation of Section 10-2B-8.33 of the Alabama
                 Business Corporation Act as the same now exists or may hereafter be amended; (iv) an intentional violation of criminal law; or (v) a breach of the director's duty of loyalty to the Corporation or its shareholders. If the Alabama Business Corporation Act, or any successor statute thereto, is hereafter amended to authorize the further elimination or limitation of the liability of a director of a corporation, then the liability of a director of the Corporation, in addition to the limitations on liability provided herein, shall be limited to the fullest extent permitted by the Alabama Business Corporation Act, as amended, or any successor statute thereto. No amendment to or repeal of this Section 9.02 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal."

         If adopted, the proposed Amendment would eliminate the liability of the Company's directors for money damages for breach of their fiduciary duty to the fullest extent provided under Section 10-2B-2.20(b)(3) as described above. The proposed Amendment would have the effect of eliminating directors' liability for money damages arising from breaches of their fiduciary duty of care. If adopted by the Company's shareholders, the proposed Amendment would absolve directors of liability for money damages for negligence in the performance of their duties. The amendment also provides that if the Alabama Business Corporation Act is amended after the statutory amendment becomes effective so as to permit the further limitation on or elimination of the personal liability of directors, then the liability of the Company's directors will be limited or eliminated to the fullest extent permitted by law, without further approval of the Company's shareholders. The Company is not aware of any proposed or anticipated changes to the Alabama Business Corporation Act which would affect the personal liability of directors. Furthermore, an amendment to or repeal of the proposed Amendment would not affect the protection afforded a director for acts or omissions occurring prior to the time of such amendment or repeal.

         While the Board of Directors believes that the proposed Amendment is in the best interests of the Company and its shareholders, the shareholders should note that adoption of the proposed Amendment will abrogate certain rights and remedies of shareholders that might otherwise exist under Alabama law. The proposed Amendment will not, however, eliminate or change the duty of care. It will only eliminate monetary damage awards occasioned by a breach of such duty. Thus, adoption of the proposed Amendment will not eliminate or limit the right of the Company or any shareholder to seek an injunction or any other non-monetary relief in the event of a breach of a director's fiduciary duty, although in some circumstances injunctive relief may not be available as a practical matter. The proposed Amendment will apply only to claims against a director arising out of his or her role as a director and not in any other capacity and will not apply to any liability which such director might incur under the federal securities laws. The proposed Amendment does not eliminate or limit liability of the Company's directors for breach of such directors' duty of loyalty, intentional infliction of harm on the Company or its shareholders, a knowing violation of law, an illegal dividend, distribution or stock repurchase, or an improper personal benefit.

         Because Ala. Code Section 10-2B-2.02 has been so recently enacted, there has not been any judicial interpretation regarding its precise scope or its validity. As a result, the potential outcome of any litigation arising out of interpretations of Section 10-2B-2.02 cannot be predicted.

         The directors of the Company acknowledge that they have a direct personal interest in having the proposed Amendment adopted. If adopted, the proposed Amendment may reduce the likelihood of derivative litigation against directors and may discourage or deter shareholders or the Company from bringing a lawsuit against directors for breach of their fiduciary duty even though such an action, if successful, might otherwise have benefitted the Company and its shareholders.

VOTE REQUIRED

         Adoption of the proposed Amendment requires the affirmative vote of the holders of a majority of the common shares cast for or against the proposed Amendment at the meeting, provided that a quorum is present when the vote is taken. Abstentions and broker non-votes will have no impact on the outcome of the vote.


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE PROPOSED AMENDMENT.


                    RATIFICATION OF APPOINTMENT OF AUDITORS

         Subject to shareholder ratification, the Board of Directors, upon recommendation of the Audit Committee, has appointed the firm of Arthur Andersen LLP as independent accountants to audit the financial statements of the Company for the year 1995. Arthur Andersen LLP has audited the Company's financial statements for many years. A representative of Arthur Andersen LLP will attend the annual meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions. Ratification of the appointment of auditors requires the affirmative vote of the holders of a majority of the common shares cast thereon, provided that a quorum is present when the vote is taken. Abstentions and broker non-votes will have no impact on the outcome of the vote. If the shareholders do not ratify the appointment of Arthur Andersen LLP, the selection of independent auditors will be reconsidered by the Board of Directors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS
         INDEPENDENT ACCOUNTANTS TO AUDIT THE FINANCIAL STATEMENTS OF THE COMPANY FOR THE YEAR 1995.


INFORMATION REGARDING CERTAIN BENEFICIAL OWNERS OF COMMON SHARES

         The following table sets forth information regarding the beneficial ownership of common shares of the Company as of March 1, 1995 by the only persons known by the Company to be the beneficial owners of more than 5% of the outstanding common shares of the Company.

 NAME AND ADDRESS                         NUMBER OF SHARES       PERCENT OF
OF BENEFICIAL OWNER                      BENEFICIALLY OWNED      CLASS (a)
- - -------------------                      ------------------      ----------
Dimensional Fund Advisors Inc. (b)            18,800 (b)            5.5%
1299 Ocean Avenue
Suite 650
Santa Monica, California 90401

T. Rowe Price Associates, Inc. (c)            120,000 (c)           5.5%
100 E. Pratt Street
Baltimore, Maryland 21202

- - ---------------
(a) For purposes of this table, the percentage of class beneficially owned has been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, on the basis of 2,115,484 common shares outstanding on March 1, 1995, plus 55,750 common shares issuable pursuant to incentive stock options exercisable on March 1, 1995 or within 60 days thereafter.

(b) Based upon a Schedule 13G filed with the Securities and Exchange Commission and furnished to the Company by Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment adviser, reporting that Dimensional is deemed to have beneficial ownership of said 118,800 common shares of the Company and that all of said common shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. In said Schedule 13G, Dimensional has reported that it has sole power to vote or direct the vote of 77,600 common shares of the Company included in said 118,800 common shares listed above, that persons who are officers of Dimensional also serve as officers of DFA Investment Dimensions Group Inc. and The DFA Investment Trust Company and, in such capacity, have the power to vote or direct the vote of 41,200 common shares of the Company held by such investment companies and included in the 118,800 common shares listed above, and that Dimensional has the sole power to dispose or direct the disposition of said 118,800 common shares of the Company. Dimensional has disclaimed beneficial ownership of all such common shares of the Company.

(c) Based upon a Schedule 13G filed with the Securities and Exchange Commission and furnished to the Company by T. Rowe Price Associates, Inc. ("Price Associates") and T. Rowe Price Small Cap Value Fund, Inc. reporting that T. Rowe Price Small Cap Value Fund, Inc. has sole power to vote or direct the vote of such common shares and that Price Associates, which serves as investment adviser for T. Rowe Price Small Cap Value Fund, Inc., has the power to dispose or direct the disposition of such common shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such common shares;

         however, Price Associates has expressly disclaimed beneficial ownership of all such common shares.

SHAREHOLDER PROPOSALS

         Shareholder Proposals in the Company's Proxy Statement

         In order for proposals by shareholders to be considered for inclusion in the Company's proxy material relating to the 1996 annual meeting of shareholders, such proposals must be received by the Company on or before
November [   ], 1995.

         Shareholder Proposals to be Presented at Meetings

         The Company's Bylaws provide that a shareholder who desires to propose any business at a meeting of shareholders must give the Company written notice, which must be received by the Company not later than ten days following the date on which the Company first gives written or printed notice to shareholders of such meeting, or, if the meeting is adjourned and the Company is required by Alabama law to give notice of the adjourned meeting date, within five days after the date on which the Company first gives written or printed notice to shareholders of such adjourned meeting, setting forth (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (b) the name and address of the shareholder who intends to propose such business; (c) a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to propose such business; and (d) any material interest of the shareholder in such business. The Chairman of the meeting may refuse to transact any business presented at any meeting without compliance with the foregoing procedure. The ten-day period referred to above will expire ten days after the date on which the accompanying notice of annual meeting of shareholders is first mailed to shareholders of the Company.

         Shareholder Nominations for Directors

         The Company's Bylaws provide that a shareholder who desires to nominate directors at a meeting of shareholders must give the Company written notice, which must be received by the Company not later than ten days following the date on which the Company first gives written or printed notice to shareholders of such meeting, or, if the meeting is adjourned and the Company is required by Alabama law to give notice of the adjourned meeting date, within five days after the date on which the Company first gives written or printed notice to shareholders of such adjourned meeting, setting forth (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person if a shareholder has failed to comply with the foregoing procedure. The ten-day period referred to above will expire ten days after the date on which the accompanying notice of annual meeting of shareholders is first mailed to shareholders of the Company.


                                 OTHER BUSINESS

         The Board of Directors does not intend to bring any business before the meeting other than that stated herein and is not aware of any other matters that may be presented for action at the meeting. However, if any other matters should properly come before the meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.

                                 By Order of the Board of Directors



                                 George G. Petty
                                 Vice President - Finance, Chief
                                   Financial Officer and
                                   Secretary-Treasurer


March [   ], 1995

                                                                      APPENDIX A

                            ALATENN RESOURCES, INC.                        PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby appoints Emile A. Battat, Jerome J. McGrath and J. Kenneth Smith, or any of them, proxies of the undersigned, with full power of substitution, to represent and to vote all common shares of AlaTenn Resources, Inc. which the undersigned would be entitled to vote at the annual meeting of shareholders of AlaTenn Resources, Inc., to be held at the offices of the Company, 100 East Second Street, Sheffield, Alabama, on Monday, May 1, 1995 at 10:00 a.m., Central Time, and at any adjournment or postponement thereof, in the following manner:


1.       ELECTION OF DIRECTORS.

[  ]     FOR all nominees listed           [  ]    AUTHORITY WITHHELD to below
         (except as otherwise                      vote for all nominees
         below listed below)                       instructed

           Jerry A. Howard, Roger F. Stebbing and John P. Stupp, Jr.

To withhold authority to vote for any nominee, write that nominee's name in the space provided below.

            --------------------------------------------------------

2.       PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION.

         [  ] FOR              [  ] AGAINST              [  ] ABSTAIN


                   (Continued and to be signed on other side)

                          (Continued from other side)


3. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY.

         [  ] FOR              [  ] AGAINST              [  ] ABSTAIN


4. IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

         The Board of Directors recommends a vote FOR Items 1, 2 and 3. If this proxy is properly signed and returned, the shares represented will be voted FOR Items 1, 2 and 3 unless you otherwise specify herein.

                                        Dated:                          1995
                                              --------------------------

                                        ------------------------------------
                                                            Signature


                                        ------------------------------------
                                                            Signature

                                        PLEASE SIGN THIS PROXY EXACTLY AS YOUR
                                        NAME APPEARS HEREON. WHEN SIGNING AS
                                        EXECUTOR, ADMINISTRATOR, TRUSTEE,
                                        CORPORATE OFFICER, ETC., PLEASE GIVE
                                        FULL TITLE. IN CASE OF JOINT OWNERS,
                                        EACH JOINT OWNER SHOULD SIGN.


          Please Date, Sign and Return TODAY in the Enclosed Envelope.
              No Postage Required if Mailed in the United States.